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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated January 20, 1998, included in the 1997 Annual Report (Form 10-KSB) of DAOU Systems, Inc. for the year ended December 31, 1997. We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40393) pertaining to the 1996
Stock Option Plan of DAOU Systems, Inc. of our report dated January 20, 1998, with respect to the consolidated financial statements of DAOU Systems, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.


San Diego, California                                         ERNST & YOUNG LLP
March 9, 1998